090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190159671-71
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/10/2019 1:00 PM
	Entity Number E0145582015-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AppSoft Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 4.6.1(a) of the Articles of Incorporation as currently in effect is hereby amended to change the ratio at which shares of Series A Cumulative Convertible Preferred Stock are convertible into shares of common stock, as described on Attachment I hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,937,400

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT I

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AppSoft Technologies, Inc. (the "Corporation").

2. Amendments

The articles have been amended as follows: (provide article numbers, if available):

(a) Section 4.6.1(a) of the Articles of Incorporation as currently in effect is hereby amended so that said Section 4.6.1(a) shall hereafter reads as follows (all capitalized terms have the meanings ascribed to them in the articles of incorporation currently in effect):

"4.6.1. Right to Convert.

(a) Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall be equal to $0.0002. Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 4.6.4 hereof and shall be subject to the limitation set forth in Section 4.6.1(c) hereof."

3. Stockholder Approval:

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

52.71% of the outstanding shares of common stock.

4. Signature:

____

Name: Brian Kupchik
Title: President, AppSoft Technologies, Inc.